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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 31, 1998 relating to the financial statements of Seer Technologies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Changes In and Disagreements with Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Washington, D.C.
August 24, 2000